EXHIBIT 23.1


                                Durland & Company
                          Certified Public Accountants
                           A Professional Association
                          340 Royal Palm Way, 3rd Floor
                              Palm Beach, FL 33480
                         (561) 822-9995 - FAX 822-9942





                          INDEPENDENT AUDITORS CONSENT





We consent to the incorporation by reference in the Registration Statement of BillyWeb Corp., on Form S-8 to be filed on or about May 22, 2002, with the Securities and Exchange Commission our report dated May 25, 2001 on the financial statements of BillyWeb Corp., which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty appearing in the 10-KSB for the period since inception, (June 10, 1998), ended February 28, 2001.




                                              /s/ Durland & Company, CPA's, P.A.
                                                  Durland & Company, CPA's, P.A.
Palm Beach, Florida
April 28, 2000